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                                                                   EXHIBIT 10(l)


                         COLUMBIA BANKING SYSTEM, INC.



                          DEFERRED COMPENSATION PLAN



                              September 22, 1999




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                         Columbia Banking System, Inc.

                          DEFERRED COMPENSATION PLAN


                               Table of Contents

ARTICLE I-RECITALS.......................................................   5
ARTICLE II-DEFINITIONS...................................................   5
     2.01  Account.......................................................   5
     2.02  Account Balance...............................................   6
     2.03  Annual Bonus..................................................   6
     2.04  Annual Deferral Amount........................................   6
     2.05  Base Annual Salary............................................   6
     2.06  Beneficiary...................................................   7
     2.07  Beneficiary Designation Form..................................   7
     2.08  Change in Control.............................................   7
     2.09  Code..........................................................   7
     2.10  Compensation..................................................   7
     2.11  Deduction Limitation..........................................   8
     2.12  Deferral Amount...............................................   8
     2.13  Disability....................................................   8
     2.14  Discretionary Employer Contribution...........................   9
     2.15  Election Form.................................................   9
     2.16  Eligible Employee.............................................   9
     2.17  Enrollment Form...............................................   9
     2.18  ERISA.........................................................  10
     2.19  Hardship Distribution.........................................  10
     2.20  Matching Contribution.........................................  10
     2.21  Monthly Payments..............................................  11
     2.22  Participant...................................................  11
     2.23  Plan Year.....................................................  11
     2.24  Preretirement Death Benefit...................................  12
     2.25  Retirement....................................................  12

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     2.26  Retirement Benefit............................................  12
     2.27  Rules and Procedures..........................................  12
     2.28  Termination Benefit...........................................  12
     2.29  Termination of Employment.....................................  12
     2.30  Total Monthly Deferrals.......................................  12
     2.31  Unforeseeable Financial Emergency.............................  13
ARTICLE III-ELIGIBILITY AND PARTICIPATION................................  14
     3.01  Eligibility...................................................  14
     3.02  Enrollment Requirements.......................................  14
     3.03  Commencement of Participation.................................  14
     3.04  Change of Employment Category.................................  14
ARTICLE IV-CONTRIBUTIONS AND CREDITS.....................................  15
     4.01  Deferral Election.............................................  15
     4.02  Election to Defer.............................................  15
     4.03  Withholding of Deferrals......................................  16
     4.04  Payment to Plan...............................................  16
     4.05  Credits to Accounts...........................................  16
     4.06  Withholding Taxes.............................................  17
ARTICLE V-INVESTMENT CREDITS.............................................  17
     5.01  Allocation of Earnings or Losses..............................  17
     5.02  Investment Directions.........................................  18
ARTICLE VI-ENTITLEMENT TO BENEFITS.......................................  19
     6.01  Retirement Benefit............................................  19
     6.02  Termination Benefit...........................................  20
     6.03  Hardship Distributions........................................  21
     6.04  Preretirement Death Benefit...................................  21
     6.05  Nontransferable...............................................  21
ARTICLE VII-BENEFICIARY DESIGNATION......................................  22
     7.01  Beneficiary...................................................  22
     7.02  Method of Designation.........................................  22
     7.03  Acknowledgment of Designation.................................  22

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     7.04  No Beneficiary Designation....................................  22
     7.05  Beneficiary Dispute...........................................  23
     7.06  Discharge of Obligations......................................  23
ARTICLE VIII-ADMINISTRATION..............................................  23
     8.01. Administrative Authority......................................  23
     8.02. Mutual Exclusion..............................................  24
     8.03. Uniformity of Acts............................................  24
     8.04. Litigation....................................................  24
     8.05. Payment of Administration Expenses............................  25
ARTICLE IX-TERMINATION AND AMENDMENT.....................................  25
     9.01. Discretionary Termination.....................................  25
     9.02  Automatic Plan Termination....................................  25
     9.03  Individual Termination........................................  26
     9.04  Amendment.....................................................  26
ARTICLE X-ERISA..........................................................  26
     10.01 Terms.........................................................  26
     10.02 Procedure.....................................................  27
ARTICLE XI-ARBITRATION...................................................  27
ARTICLE XII-GENERAL PROVISIONS...........................................  28
     12.01.Notice........................................................  28
     12.02 Inurement.....................................................  28
     12.03 Governing Law.................................................  28
     12.04 Construction..................................................  29
     12.05 Severability..................................................  29
     12.06 Termination...................................................  29
     12.07.Compliance With Code..........................................  29

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                         Columbia Banking System, Inc.

                          DEFERRED COMPENSATION PLAN


     This Columbia Banking System, Inc. Deferred Compensation Plan (the "Plan") is adopted as of the date on the signature page by Columbia Banking System, Inc., and its subsidiaries, a Washington corporation ("Employer").


                              ARTICLE I-RECITALS

Employer presently has a select group of senior management and highly compensated employees who contribute materially to the continued growth, development, and business success of Employer. Each member of this select group has experience and knowledge in the conduct of Employer's business that is of great value to Employer. In the future, Employer expects that it will employ additional senior management and highly compensated individuals who will contribute materially to the continued growth, development, and business success of Employer and who will have experience and knowledge in the conduct of Employer's business that is of great value to Employer. In recognition of the value of Employer's present and future senior management and highly compensated employees, the purpose of this Plan is to provide specified benefits to a select group of Employer's senior management and highly compensated employees. The Plan is intended to be a top-hat plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under ERISA (S)(S)201(2), 301(a)(3), and 401(a)(1).


                            ARTICLE II-DEFINITIONS

     The following capitalized terms shall have the meanings specified in this article, unless otherwise clearly apparent from the context. 2.01 Account.

"Account" means the record maintained by Employer for each Participant under the Plan. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the

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measurement and determination of the amounts to be paid to a Participant pursuant to the Plan.

2.02  Account Balance.

"Account Balance" means (a) the Deferral Amount, plus (b) any Matching Contributions made by Employer, plus (c) any Discretionary Employer Contributions made by Employer, plus (d) income, gains, and losses credited in accordance with the applicable provisions of the Plan, less (e) all related expenses, including without limitation investment, management, transaction, and mortality expenses, less (f) all distributions to the Participant or the Participant's Beneficiary.

2.03  Annual Bonus.

"Annual Bonus" means any compensation, in addition to Base Annual Salary, which would be payable in cash to a Participant as an employee of Employer under any of Employer's bonus or incentive plans.

2.04  Annual Deferral Amount .

"Annual Deferral Amount" means that portion of a Participant's Base Annual Salary or Annual Bonus that a Participant elects to have deferred and, in fact, is deferred in accordance with Article IV for any Plan Year. In the event a Participant's deferrals cease, for any reason, prior to the end of a Plan Year, that Participant's Annual Deferral Amount for that Plan Year shall be the actual amount withheld prior to the cessation of such deferrals.

2.05  Base Annual Salary.

"Base Annual Salary" means the annual compensation payable in cash to a Participant by Employer, excluding bonuses, relocation expenses, incentive plan payments, director's fees and other fees, severance allowances, pay in lieu of vacations, Employer contributions to qualified or nonqualified plans, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Participant's gross income for tax purposes). Base Annual Salary also specifically does not include nonmonetary awards and fringe benefits not payable in cash. Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by a Participant pursuant to all qualified or nonqualified plans and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code (S)(S)125, 402(e)(3), 402(h), or 403(b) pursuant to any plans

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established by Employer; provided, however, that all such amounts will be included in Base Annual Salary only to the extent that, had there been no such plan, the amount would have been payable in cash to the Participant.

2.06  Beneficiary.

"Beneficiary" means one or more persons or estates that are entitled to receive a Participant's remaining benefits under the Plan upon the death of a Participant.

2.07  Beneficiary Designation Form.

"Beneficiary Designation Form" means the form established from time to time by Employer to be used by a Participant to designate one or more Beneficiaries

2.08  Change in Control.

A "Change in Control" shall be deemed to have occurred if any person (including a "Group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) acquires shares of Employer either (a) having a majority of the total number of votes that may be cast for the election of directors of Employer or (b) possessing, directly or indirectly, the power to control the direction of management or policies of Employer; provided, however, that no Change in Control shall be deemed to occur in the event of a merger, consolidation, or reorganization of Employer where the shareholders of Employer are substantially the same as before such merger, consolidation, or reorganization.

2.09  Code.

"Code" means the Internal Revenue Code of 1986 and the Treasury Regulations adopted thereunder, as each is amended from time to time.

2.10  Compensation.

"Compensation" means the total Annual Bonus and Base Annual Salary paid by Employer to a

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Participant in any Plan Year.

2.11  Deduction Limitation.

"Deduction Limitation" means the following described limitation on a benefit that may otherwise be distributable to a Participant pursuant to the provisions of the Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction of Limitation" under the Plan. If Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of Employer would not be deductible by Employer solely by reason of the limitation under Code (S)162(m), then to the extent deemed necessary by Employer to ensure that the entire amount of any distribution to such Participant pursuant to the Plan prior to a Change in Control is deductible, Employer may defer all or any portion of a distribution under the Plan. Any amounts deferred pursuant to this limitation shall continue to accrue income, gains, and losses as otherwise provided in the Plan. The amounts so deferred and the income, gains, and losses accrued thereon shall be distributed to such Participant or such Participant's Beneficiary, in the event of the Participant's death, at the earliest possible date, as determined by Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of Employer during which the distribution is made will not be limited by Code (S)162(m) or, if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in the Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

2.12  Deferral Amount.

"Deferral Amount" means the sum of all of a Participant's Annual Deferral
Amounts.

2.13  Disability.

"Disability" means a period of disability during which a Participant qualifies for benefits under Employer's long-term disability plan or, if a Participant does not participate in such plan, a period of disability during which the Participant would have qualified for benefits under such

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plan had the Participant been a participant in such plan. If Employer does not sponsor such a plan, Disability shall be determined by Employer in its discretion.

2.14  Discretionary Employer Contribution.

"Discretionary Employer Contribution" means contributions made by Employer, in Employer's sole discretion, to the Account of one or more Participants in such amount as Employer shall determine. Employer is under no obligation to make any Discretionary Employer Contributions at any time under this Plan. If Employer makes any Discretionary Employer Contributions, Employer shall be free to allocate them among Participants in any way Employer deems appropriate and Employer shall be free to omit any Participants from the allocation of such Discretionary Employer Contributions. Any Discretionary Employer Contributions shall be credited to a Participant's Account upon delivery of the contribution to the Plan Administrator for credit to the Participant's Plan Account.

2.15  Election Form.

"Election Form" means the form established from time to time by Employer that a Participant completes, signs, and returns to Employer to make an election under the Plan.

2.16  Eligible Employee.

"Eligible Employee" means an Director of Employer or Employee of Employer who is a member of senior management or, in Employer's sole discretion, a highly compensated employee and who is designated by Employer, in Employer's sole discretion, to be eligible to participate in the Plan.

2.17  Enrollment Form.

"Enrollment Form" means the form established from time to time by Employer that an Eligible Employee completes, signs, and returns to Employer in order to enroll in, and become a Participant in, the Plan.

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2.18  ERISA.

"ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

2.19  Hardship Distribution.

"Hardship Distribution" means the distribution provided for in paragraph (b) of
Section 6.03. A Participant may petition for a Hardship Distribution if the Participant experiences an Unforeseeable Financial Emergency or suffers a Disability. Employer shall consider the circumstances of each such case and the best interests of the Participant and the Participant's family and shall have the right, in Employer's sole discretion, to allow the entire distribution requested by the Participant, to allow only a portion of the distribution requested by the Participant, or to refuse to allow any distribution to the Participant. Upon determining that a Participant is entitled to a Hardship Distribution, Employer shall instruct the Plan Administrator to make the appropriate distribution to the Participant from the Participant's Plan Account. In no event shall the aggregate amount of any Hardship Distribution exceed either the full value of the Participant's Account or the amount determined by Employer to be necessary to alleviate the Participant's Unforeseeable Financial Emergency or the costs of the Participant's Disability. In determining the amount to be distributed to a Participant as a Hardship Distribution, Employer may consider any taxes due because of the Hardship Distribution to the Participant.

2.20  Matching Contribution.

"Matching Contribution" means an amount determined in writing by Employer prior to the beginning of each Plan Year, designated as a percentage which may be zero or greater, of the Annual Deferral Amount for each Participant during that Plan Year. Employer shall contribute to each Participant's Account during that Plan Year an amount equal to that Plan Year's designated percentage, if any, times the Participant's Annual Deferral Amount for that Plan Year. Unless Employer determines a Matching Contribution for a Plan Year in the manner provided in this section, there shall be no Matching Contribution for that Plan year. If Employer establishes a Matching Contribution for any Plan Year, then such Matching Contributions shall be paid to the Plan Administrator on a quarterly basis, within fifteen (15) days after the close of each

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calendar quarter. Each Participant's share of any declared Matching Contribution shall be credited to the Participant's Account effective upon receipt by the Plan Administrator of each such Matching Contribution.

2.21  Monthly Payments.

"Monthly Payments" means monthly installments equal to 1/N of the Participant's Account Balance, where "N" is the number of monthly installments remaining to be paid. Employer, in Employer's sole discretion, may recalculate a Participant's or a Beneficiary's Monthly Payment on a monthly, quarterly, semi-annual, or annual basis. If Employer recalculates the Monthly Payment on other than a monthly basis, the Monthly Payments shall terminate when the Participant's Account Balance reaches zero, even if this occurs prior to the last scheduled Monthly Payment as a result of investment losses debited to the Participant's Plan Account. The last scheduled Monthly Payment shall include the entire balance in the Participant's Account, even if it is larger than the scheduled amount of the Monthly Payment.

2.22  Participant.

"Participant" means any Eligible Employee who is selected by Employer to participate in the Plan, who elects to participate in the Plan, who signs an Enrollment Form, an Election Form, and a Beneficiary Designation Form, all of which are accepted by Employer, and whose participation in the Plan has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan, even if such spouse has an interest in the Participant's benefits under the Plan under any applicable law or as a result of any property settlement resulting from legal separation or divorce.

2.23  Plan Year.

"Plan Year" means a calendar year ending each December 31. The first Plan Year shall commence on the effective date of this Plan and end on December 31 of that year.

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2.24  Preretirement Death Benefit.

"Preretirement Death Benefit" means the benefit provided for in Section 6.04.

2.25  Retirement.

"Retirement" means severance from employment with Employer after age sixty-five
(65) for any Employee, and age 75 for any Director for any reason other than death or Disability.

2.26  Retirement Benefit.

"Retirement Benefit" means the benefit provided for in Section 6.01.

2.27  Rules and Procedures.

"Rules and Procedures" means such rules of procedure and regulations as Employer, in Employer's opinion, deems necessary or appropriate for the proper and efficient administration of the Plan. Any Rules and Procedures must be consistent with the Plan. Employer may modify, amend, or revoke the Rules and Procedures, or any portion of them, at any time and from time to time.

2.28  Termination Benefit.

"Termination Benefit" means the benefit provided for in Section 6.02.

2.29  Termination of Employment.

"Termination of Employment" means a Participant's severance from employment with Employer, voluntarily or involuntarily, for any reason other than Retirement, Disability, or death.

2.30  Total Monthly Deferrals.

"Total Monthly Deferrals" means the total deferrals withheld from all Participants' Compensation during any calendar month.

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2.31  Unforeseeable Financial Emergency.

"Unforeseeable Financial Emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant that would cause severe financial hardship to the Participant resulting from (a) a sudden and unexpected illness or accident of the Participant or a dependant of the Participant, (b) a loss of the Participant's property due to casualty, or (c) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of Employer.

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                   ARTICLE III-ELIGIBILITY AND PARTICIPATION


3.01  Eligibility

Eligible participants will come from a group of senior management, Directors, and other highly compensated employees. From that group, Employer shall select, in Employer's sole discretion, those individuals who shall be Eligible Employees.

3.02  Enrollment Requirements

As a condition to participation in the Plan, each Eligible Employee shall complete, execute, and return to Employer, within thirty (30) days of being notified by Employer that he or she is an Eligible Employee, an Enrollment Form, an Election Form, and a Beneficiary Designation Form. In addition, Employer may establish from time to time any other enrollment requirements that Employer determines, in Employer's sole discretion, are necessary or convenient to the implementation and administration of the Plan. Participation in the Plan is voluntary and an Eligible Employee shall be under no obligation to elect to participate in the Plan.

3.03  Commencement of Participation.

Provided that an Eligible Employee has met all enrollment requirements set forth in this Plan and established by Employer, including returning all required documents to Employer in a timely manner, that Eligible Employee shall commence participation in the Plan upon the timely completion of those requirements and Employer's acceptance of all submitted documents. If an Eligible Employee fails to meet all such requirements within the required thirty (30)-day period, that Eligible Employee shall not be eligible to participate in the Plan until the first day of the Plan Year which begins after the delivery to Employer of the required documents, provided that those documents are accepted by Employer.

3.04  Change of Employment Category.

If Employer determines in good faith that a Participant no longer qualifies as an Eligible

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Employee, Employer shall have the right, in Employer's sole discretion, to:

(a) Terminate deferral. Terminate any deferral election the Participant has made for the Plan Year in which the Participant's employment status changes;

(b) Prohibit future elections. Prevent the Participant from making future deferral elections; and/or

(c) Terminate participation. Immediately distribute the Participant's then Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

If Employer chooses not to terminate the Participant's participation in the Plan, Employer may, in Employer's sole discretion, reinstate the Participant to full participation in the Plan at any future time when the Participant again becomes an Eligible Employee.


                     ARTICLE IV-CONTRIBUTIONS AND CREDITS

4.01  Deferral Election.

In accordance with the Rules and Procedures, a Participant may elect to defer Base Annual Salary or Annual Bonus that is due to be earned and that would otherwise be paid to the Participant, up to the maximum percentages for each established in the Rules and Procedures.

4.02  Election to Defer.

In connection with a Participant's initial participation in the Plan, the Participant shall make a deferral election by delivering to Employer a completed and signed Election Form. An Election Form shall be valid only if it is timely delivered to, and accepted by, Employer. A Participant may change his or her deferral election effective as of the first day of a Plan Year by delivering a new completed and signed Election Form to Employer. In order to be effective, the new Election Form must be received and accepted by Employer prior to the beginning of the Plan Year. If a new Election Form is received and accepted by Employer after the beginning of a new Plan Year, such new Election Form shall not be effective until the beginning of the next Plan Year. Once accepted by Employer, an Election Form shall continue in force indefinitely, until changed by the Participant on a subsequent Election Form submitted to, and accepted by, Employer.

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4.03  Withholding of Deferrals.

The portion of the Annual Deferral Amount attributable to Base Annual Salary shall be withheld each payroll period in equal amounts from the Participant's Base Annual Salary. If a Participant's Base Annual Salary increases or decreases, the amounts withheld shall be adjusted to take into consideration such increases or decreases, if the Annual Deferral Amount is expressed as a percentage of Base Annual Salary. The portion of the Annual Deferral Amount attributable to the Annual Bonus shall be withheld at the time each Annual Bonus is, or otherwise would be, paid to the Participant.

4.04  Payment to Plan.

On or before the fifteenth day of each month, Employer shall contribute to the Plan the Total Monthly Deferrals withheld during the prior month. Employer shall provide the Plan Adminstrator with the proper allocation of the Total Monthly Deferrals among the Participants' Accounts. Each Participant's portion of the Total Monthly Deferrals shall be allocated to that Participant's Plan Account upon receipt by the Plan Administrator and shall begin to accrue income, gains, and losses as of that time.

4.05  Credits to Accounts.

Employer shall establish and maintain a separate Account in the name of each Participant, which shall at all times be one hundred percent (100%) vested in the Participant. Each Participant's Account shall be credited or debited with the following:

          (a) Deferrals. Amounts equal to the Participant's Deferral Amount, effective upon the date it is withheld from the Participant's Compensation;

          (b) Matching Contribution. Any Matching Contributions allocable to the Participant, effective as of the date each portion of the Participant's Annual Deferral Amount subject to such Matching Contribution is withheld from the Participant's Compensation;

          (c) Discretionary Employer Contribution. Any Discretionary Employer Contributions allocated by Employer to the Participant, effective upon receipt by the Plan Administrator of each such Discretionary Employer Contribution;

          (d) Investment income. Amounts equal to any income, gains, or losses (to the extent realized, based upon the investment performance of the Participant's Plan

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

     Account) attributable or allocable to the amounts under paragraphs (a),
     (b), and (c) above (Employer shall have the discretion to allocate such income, gains, or losses among Accounts pursuant to such allocation rules as Employer deems to be reasonable and administratively practicable);

          (e) Expenses. All related expenses, including without limitation investment, management, transaction, and mortality expenses; and

          (f) Distributions. Any distributions made to the Participant or the Participant's Beneficiary.

4.06  Withholding Taxes.

     For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, Employer shall withhold from that portion of the Participant's Compensation that is not being deferred, in a manner determined by Employer, the Participant's share of FICA and other employment taxes. If necessary, Employer shall reduce the Annual Deferral Amount in order to comply with this Section 4.06. In addition, Employer or the Plan shall withhold from any payment made to a Participant under this Plan all federal, state, and local income, employment, and other taxes required to be withheld by Employer or the Plan in connection with such payments, in amounts and in a manner to be determined in the sole discretion of Employer or the Plan.


                         ARTICLE V-INVESTMENT CREDITS

5.01  Allocation of Earnings or Losses

Pursuant to Section 5.02, each Participant shall have the right to direct Employer how amounts in the Participant's Plan Account shall be invested among the various investment alternatives available under the Plan from time to time, as determined by Employer, in Employer's sole discretion. Any such direction given by a Participant to Employer shall be in writing. Employer shall then direct the Plan Administrator to invest the Plan Account maintained on behalf of the Participant pursuant to the direction provided by the Participant to Employer. Employer, in Employer's sole discretion, may authorize Participants to directly give investment instructions to the Plan Administrator. The Participant's Account shall be credited or debited with the increase or decrease in the realizable net asset value or credited with interest, as applicable, from the

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designated investments in the Participant's Plan Account. The Participant's
Account shall be debited with any investment, management, transaction, or mortality costs or expenses attributable or allocable to the designated investments in the Participant's Plan Account.

5.02  Investment Directions.

Subject to any limitations that may from time to time be required by law, imposed by Employer, imposed by the Plan Administrator, or contained elsewhere in the Plan, and subject to the Rules and Procedures, each Participant may communicate to Employer or, if permitted by the Rules and Procedures, to the Plan Administrator, written directions as to how the Participant's Plan Account should be invested among such investments as may be made available under the Plan by Employer. A Participant's written directions shall designate the percentage (in any whole percentage multiples) of the current balance in the Participant's Plan Account that is to be invested in each investment and the percentage (in any whole percentage multiples) of each subsequent addition to the Participant's Plan Account that is to be invested in each investment, and shall be subject to the following rules:

     (a) Written directions. The initial and each subsequent investment direction shall be in writing, on a form supplied by and filed with Employer or, if permitted by the Rules and Procedures, the Plan Administrator, and shall be effective on or before the fifth business day following receipt of such written direction by Employer or the Plan Administrator, as the case may be.

     (b) Effect of investment directions. All Compensation deferrals, Matching Contributions, and Discretionary Employer Contributions credited to a Participant's Plan Account shall be invested in accordance with the then effective investment directions provided by such Participant. As of the effective date of any new investment directions, all or a portion of the Participant's Plan Account on that date shall be reallocated among the designated investment funds according to the percentages specified in the new investment directions for the investment of the current balance in the Participant's Plan Account. A written direction concerning investment choices shall continue indefinitely, unless and until a subsequent written investment direction shall be filed and become effective.

     (c) Deficient investment directions. If Employer or, if permitted by the Rules and Procedures, the Plan Administrator receives an initial or revised investment direction that

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     it deems to be incomplete, unclear, or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial investment direction, the Participant shall be deemed to have filed no investment direction) until such deficiency in the investment direction is corrected by the Participant.

     (d) Undesignated investment. If at any time Employer or, if permitted by the Rules and Procedures, the Plan Administrator, possesses no investment directions for, or investment directions covering less than all of, a Participant's Plan Account, the Participant shall be deemed to have directed that the undesignated portion of the Participant's Plan Account be invested in a money market, fixed income, or similar fund made available under the Plan, as determined by Employer, in Employer's sole discretion.

     (e) Indemnity. Each Participant under the Plan, as a condition to the Participant's participation in the Plan, agrees to indemnify and hold harmless Employer, the Plan Administrator, and their agents and representatives from any losses or damages of any kind relating to the investment of the Participant's Plan Account and the resulting income, gains, or losses credited to the Participant's Account under the Plan.

     (f) Beneficiary as Participant. Each reference in this Section 5.02 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

                      ARTICLE VI-ENTITLEMENT TO BENEFITS

6.01  Retirement Benefit.

Subject to the Deduction Limitation, upon Retirement a Participant shall receive, as a Retirement Benefit, the Participant's Account Balance.

     (a) Payment of Retirement Benefit. A Participant, upon enrollment in the Plan, shall elect on the Election Form to receive the Retirement Benefit in a lump sum, in Monthly Payments over a period of sixty (60), one hundred twenty (120), one hundred eighty (180), or two hundred forty (240) months, or in a fixed or variable annuity payable over the Participant's lifetime or the joint and survivor lifetimes of the Participant and the Participant's spouse. The Participant may change this election to any allowable alternative payout by submitting a new Election Form to Employer, provided that any such Election Form must be submitted at least six (6) months prior to the Participant's Retirement. The Election Form most recently accepted by Employer shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, the Participant's Retirement Benefit shall be paid in a lump sum. The lump sum payment shall be made, or Monthly Payments shall commence, no later than two (2) months from the date of the Participant's Retirement. Any payment of a Retirement Benefit shall be subject to the Deduction Limitation.

     (b) Death prior to payout. If a Participant dies after Retirement, but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit shall continue and shall be paid as follows:

     1. In Monthly Payments to the Participant's Beneficiary over the remaining number of months that the benefit would have been paid to the Participant had the Participant survived;

     2. To the Participant's spouse for the balance of the spouse's lifetime, if the Participant had elected to receive the Retirement Benefit in the form of an annuity payable over the joint and survivor lifetimes of the Participant and the Participant's spouse; or

     3. At Employer's discretion, in a lump sum that is equal to the Participant's remaining unpaid Account Balance.

6.02  Termination Benefit.

Subject to the Deduction Limitation, upon a Termination of Employment by a Participant prior to the Participant's Retirement or death, the Participant shall receive a Termination Benefit which shall be equal to the Participant's Account Balance. The Termination Benefit shall be paid in a lump sum within two
(2) months of the Termination of Employment, unless the Participant was eligible for Retirement at the time of Termination of Employment. If the Participant was eligible for Retirement at the time of Termination of Employment, then the Termination Benefit shall be paid in the same manner as a Retirement Benefit, with the Termination of Employment being treated as Retirement. Any payment of the Termination Benefit shall be subject to the Deduction Limitation.

6.03  Hardship Distributions.

     If a Participant experiences an Unforeseeable Financial Emergency or if a Participant suffers a Disability, the Participant may petition Employer to do the following:

          (a) Suspend deferrals. Suspend any deferrals required to be made by the Participant; or

          (b) Receive payout. Receive a Hardship Distribution from the Participant's Account.

     If the petition for suspension or a Hardship Distribution is approved by Employer, in Employer's sole discretion, suspension shall take effect upon the date of approval by Employer and the Hardship Distribution shall be made, or shall commence, within sixty (60) days of Employer's approval. A Hardship Distribution shall not be subject to the Deduction Limitation.

6.04  Preretirement Death Benefit.

     Subject to the Deduction Limitation, if a Participant dies before the Participant's Retirement or Termination of Employment, the Participant's Beneficiary shall receive a Preretirement Death Benefit equal to the Participant's Account Balance. The Preretirement Death Benefit shall be paid in a lump sum. However, if the Preretirement Death Benefit exceeds fifty thousand dollars ($50,000), Employer, in Employer's sole discretion, may make payment in Monthly Payments over a period of time not to exceed the period of time elected by the Participant for the Participant's Retirement Benefit. The lump sum payment shall be made, or the Monthly Payments shall commence, within two (2) months after Employer's receipt of proof of the Participant's death. Any Preretirement Death Benefit paid shall be subject to the Deduction Limitation.

6.05  Nontransferable.

     A Participant and a Participant's Beneficiary shall have no right to assign, transfer, or otherwise convey the right to receive any payments under this Plan. Such payments and the right to receive such payments are expressly declared to be nonassignable and nontransferable. In the event of any attempted assignment or transfer, Employer shall have no further liability in respect of such payment under this Plan.

                      ARTICLE VII-BENEFICIARY DESIGNATION

7.01  Beneficiary.

     Each Participant shall have the right, at any time, to designate one or more primary and one or more contingent Beneficiaries to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant. The Beneficiary designated under the Plan may be the same as or different from the beneficiary designated under any other plan maintained by Employer in which the Participant participates.

7.02  Method of Designation.

     A Participant shall designate the Participant's Beneficiary by completing and signing the Beneficiary Designation Form and returning it to Employer. A Participant shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Rules and Procedures. If a Participant is married and names someone other than the Participant's spouse as a primary Beneficiary, a spousal consent, on a form adopted by Employer, must be signed by that Participant's spouse and returned to Employer. Upon Employer's acceptance of a Beneficiary Designation Form, all prior Beneficiary designations shall be canceled. Employer shall be entitled to rely on the last Beneficiary Designation Form filed by a Participant and accepted by Employer prior to the Participant's death.

7.03  Acknowledgment of Designation.

     No designation, or change in designation, of a Beneficiary shall be effective until received, accepted, and acknowledged in writing by Employer.

7.04 No Beneficiary Designation.

     If a Participant fails to designate a Beneficiary as provided in this article or if all Beneficiaries designated by a Participant predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the Participant's surviving spouse; if the Participant has no surviving spouse, then the Participant's designated Beneficiary shall be deemed to be the Participant's surviving issue, on the principle of representation; if the Participant has no surviving spouse and no surviving issue, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

7.05  Beneficiary Dispute.

     If Employer has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, Employer shall have the right, exercisable in Employer's sole discretion, to withhold such payments until this matter is resolved to Employer's satisfaction.

7.06  Discharge of Obligations.

     The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge Employer from all further obligations under this Plan with respect to the Participant and that Participant's participation in the Plan shall terminate upon such full payment of benefits.


                          ARTICLE VIII-ADMINISTRATION

8.01.  Administrative Authority.

Except as otherwise specifically provided in this Plan, Employer shall have the sole responsibility for, and the sole control of, the operation and administration of the Plan and Employer shall have the power and authority to take all actions and to make all decisions and interpretations that may be necessary or appropriate in order to administer and operate the Plan, including, but not limited to, the power, duty, and responsibility to:

          (a) Resolve disputes. Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights and respective benefits of Eligible Employees, Participants, and Beneficiaries, and to remedy any ambiguities, inconsistences, or omissions in the Plan.

          (b) Rules and Procedures. Adopt any Rules and Procedures that, in Employer's opinion, may be appropriate for the proper and efficient administration of the Plan.

          (c) Implement Plan. Implement the Plan in accordance with its terms and the Rules and Procedures.

          (d) Eligibility, crediting, and distribution decisions. Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting to and distribution of Accounts.

          (e) Agents. Appoint any persons or firms or otherwise act to secure specialized advice or assistance deemed necessary or desirable by Employer in connection with the administration and operation of the Plan. Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by Employer in good faith reliance upon, the advice or opinion of such firms or persons. Employer shall have the power and authority to delegate from time to time by written instrument all or any part of Employer's duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as Employer deems appropriate, to any person or committee. Employer shall have the power and authority, in the same manner, to revoke any such delegation of duties, powers, or responsibilities. Any action taken by any such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes under this Plan as if such action had been taken by Employer. Further, Employer may authorize one or more persons to execute any certificate or document on behalf of Employer, in which event any person notified by Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing an action by Employer until such third person has been notified of the revocation of such authority.

8.02.  Mutual Exclusion.

Neither the Plan Administrator nor the Employer shall be obligated to inquire into or be responsible for any act or failure to act on the part of the other.

8.03.  Uniformity of Acts.

Whenever discretionary actions by Employer are required or permitted in the administration or operation of the Plan, such actions shall be consistently and uniformly applied to all persons similarly situated and no such action shall be taken that shall discriminate in favor of any particular person or group of persons. Nothing in this section shall limit Employer's discretion to designate Eligible Employees or to allocate any Discretionary Employer Contributions in any manner deemed appropriate by Employer. Employer shall be free to exclude any employee otherwise eligible from designation as an Eligible Employee and to exclude any Participant from any such Discretionary Employer Contributions.

8.04.  Litigation.

     Except as may otherwise be required by law, in any action, judicial proceeding, or arbitration affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process and any final judgment entered in such action shall be binding on all persons interested in or claiming under the Plan.

8.05.  Payment of Administration Expenses.

     All expenses incurred in the administration and operation of the Plan, including any taxes payable by Employer in respect of the Plan or payable by or from the Plan pursuant to its terms, but excluding investment, management, transaction, and mortality costs or expenses associated with the investments in the Participants' Plan Accounts, shall be paid by Employer.


                     ARTICLE IX-TERMINATION AND AMENDMENT

9.01.  Discretionary Termination.

     Employer reserves the right, at any time, to terminate the Plan. Upon any such discretionary termination of the Plan by Employer, each Participant's Account Balance shall be paid out in accordance with the benefits that the Participant would have received if there had been a Termination of Employment for the Participant on the date the Plan terminates; provided, however, if the Plan terminates after the date upon which a Participant was eligible for Retirement, that Participant's Account Balance shall be paid out in accordance with the benefits that the Participant would have received if the Participant's Retirement had occurred on the date the Plan terminates. Any benefits payable as a result of a discretionary termination shall be subject to the Deduction Limitation.

9.02  Automatic Plan Termination.

The Plan shall automatically terminate upon the occurrence of any of the following:

          (a) Change in Control. A Change in Control of Employer;

          (b) Dissolution. The dissolution of Employer; or

          (c) Financial change. The ratio of Employer's current assets to Employer's current liabilities falls below .9 to 1.0 for three (3) consecutive calendar months.

     Upon any such automatic termination of the Plan, Employer shall distribute to each Participant his or her Account Balance in a lump sum, within fifteen
(15) days after such automatic termination. All benefits payable pursuant to this Plan after any such automatic termination shall not be subject to the Deduction Limitation.

9.03  Individual Termination.

     The full payment of a Participant's Account Balance to the Participant or the Participant's designated Beneficiaries, as otherwise provided for in this Plan, shall terminate the Participant's participation in the Plan.

9.04  Amendment.

     Employer may, at any time, amend or modify the Plan, in whole or in part, in a written instrument executed by Employer; provided, however, that no amendment or modification shall be effective to decrease or restrict a Participant's Account Balance in existence at the time the amendment or modification is made. Any amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that Employer shall have the right to accelerate Monthly Payments by paying the Participant's then unpaid Account Balance.


                                ARTICLE X-ERISA

     The following provisions are part of this Plan and are intended to meet the requirements of ERISA:

10.01  Terms.

          (a) Fiduciary. The named fiduciary under this Plan is Employer.

          (b) Funding policy. The funding policy under this Plan is that Employer shall contribute all Deferral Amounts, Matching Contributions, and Discretionary Employer Contributions to the Plan. The Plan Administrator shall create segregated Plan Accounts for each Participant and those Plan Accounts shall be invested by the Plan Administrator. The income, gains, and losses on each Participant's segregated Plan Account shall be credited or debited to each Participant's Account. No Participant shall have any interest in the assets in the Plan other than as a general unsecured creditor of Employer. Employer shall be responsible for paying any and all benefits under this Plan, regardless of whether or not the Plan has sufficient assets to pay such benefits.

          (c) Benefit payment. Direct payment by Employer, the Plan Administrator, or their designated agent is the basis of payment of benefits under this Plan.

          (d) Claims Manager. For claims procedure purposes, the "Claims Manager" shall be Corporate secretary unless changed by Employer.

10.02  Procedure.

          (a) Explanation of denial. If for any reason a claim for benefits under this Plan is denied by Employer, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan's or the Rules and Procedures' section(s) on which the denial is based, such other data as may be pertinent, and information on the procedures to be followed by the claimant in obtaining a review of the claim. All of these items shall be written in a manner calculated to be understood by the claimant. For this purpose:

               1. The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

               2. The Claims Manager's explanation shall be in writing and shall be delivered to the claimant within ninety (90) days of the date the claim is filed.

          (b) Request for review. The claimant shall have sixty (60) days following receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. The claimant or the claimant's representative may submit pertinent documents and written issues and comments in connection with such review.

          (c) Decision on review. The Claims Manager shall decide the issue on review and furnish the claimant with a copy of the decision within sixty
     (60) days of receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, as well as specific references to the pertinent Plan or Rules and Procedures provisions on which the decision is based. The decision shall be written in a manner calculated to be understood by the claimant. If a copy of the decision is not furnished to the claimant within the allotted sixty (60) days, the claim shall be deemed denied on review.


                            ARTICLE XI-ARBITRATION

     Any controversy between Employer and any Participant or Beneficiary or any other person interested in the Plan involving any element of this Plan shall be submitted to arbitration on the written request of any party to the controversy served on the other(s). The arbitration shall be governed by the then current commercial arbitration rules of the American Arbitration Association. Unless the parties can agree in writing within ten (10) days of a party's written request for arbitration upon a single mutually acceptable arbitrator, the parties shall each appoint one person to hear and determine the dispute and those two (2) individuals shall select a third impartial arbitrator. The decision of a majority of the arbitrators shall be final and conclusive upon all parties. If one of the parties fails to name that party's arbitrator within fifteen (15) days of being notified of the other party's selection of an arbitrator, then the party who has failed to designate an arbitrator shall be conclusively presumed to have consented to use the arbitrator nominated by the other party as a single arbitrator. The cost of arbitration shall be borne by the losing party or in such proportion as the arbitrator(s) shall decide.


                        ARTICLE XII-GENERAL PROVISIONS

12.01  Notice.

     Any notice, consent, or demand required or permitted to be given under the provisions of this Plan shall be in writing, shall be signed by the party giving or making the notice, consent, or demand, and may be given either by delivering the same to the other party or by mailing it to the other party by United States certified mail, return receipt requested, postage prepaid, addressed to the party's last known address as shown on the records of Employer. If mailed, the notice, consent, or demand shall be deemed given two (2) days after mailing. Any party may change that party's address by notifying Employer of such new address pursuant to this section.

12.02  Inurement.

     Subject to the restrictions against transfer or assignment above, this Plan shall bind Employer and its successors, transferees, and assigns, and each Participant or Participant's Beneficiary, heirs, executors, administrators, successors, transferees, and assigns.

12.03  Governing Law.

     This Plan and the rights of the parties under this Plan shall be governed by and construed pursuant to the laws of the State of Washington.

12.04  Construction.

     The article and section headings used in this Plan are for convenience of reference only and shall not be used as an aid to interpret this Plan. Whenever the context so requires, the masculine shall include the feminine and the neuter and the singular shall include the plural and vice versa.

12.05  Severability.

     If any of the provisions of this Plan, or portions of any of them, are held to be unenforceable or invalid by any court of competent jurisdiction, the validity or enforceability of the remaining provisions, or portions of them, shall not be affected.

12.06  Termination.

     Nothing in this Plan shall confer on any Eligible Employee or Participant any rights to continued employment with Employer nor shall this Plan in any way restrict or abridge any right Employer may otherwise have to terminate any Eligible Employee's or Participant's employment.

12.07  Compliance With Code.

It is intended that this Plan comply with provisions of the Code so that no federal or state income tax liability shall arise until such time as a Participant actually receives a distribution from the Participant's Account. If, at any time, the Code or the applicable portion of the taxation provisions of any state are construed in such a way as to cause taxation to a Participant prior to that time, then this Plan shall be given effect in such manner as will best carry out the purposes and intentions expressed above. Notwithstanding anything to the contrary contained in this Plan, if this Plan shall ever be interpreted by the Internal Revenue Service as ineffective with regard to the deferral of a Participant's income and such interpretation shall become final and unappealable, then each Participant shall be paid a lump sum equal to the portion of the Participant's Account Balance which is treated as taxable income by the Internal Revenue Service at the time of such final interpretation. The balance, if any, in each Participant's Account at the time of such final interpretation shall be distributed according to the other provisions of this Plan.

This Plan is adopted by Employer effective as of September 22, 1999.


                                    "EMPLOYER"

                                    Columbia Banking System, Inc.,
                                    a Washington Corporation


                                    By: /s/ Jill L Myers
                                       ---------------------------
                                        CorporateSecretary